Exhibit 99.2

Neuronetics Announces Pricing of $30 Million Underwritten Public Offering of Common Stock

MALVERN, Pa., November 10, 2026 – Neuronetics, Inc. (NASDAQ: STIM) (the “Company”) today announced the pricing of its previously announced underwritten public offering of its common stock, comprised of 18,750,000 shares of common stock at a public offering price of $1.60 per share. The gross proceeds to the Company from this offering are expected to be approximately $30 million, before deducting underwriting discounts and commissions and other offering expenses payable by the Company.

The Company also granted the underwriters a 30-day option to purchase up to an additional 2,812,500 shares of common stock at the public offering price per share, less underwriting discounts and commissions. All of the shares in the offering are being sold by the Company. The Company intends to use a portion of the net proceeds from this offering to repay a portion of the outstanding term loan under the Company’s Credit Agreement and Guaranty, as amended, with Perceptive Credit Holdings IV, LP (the “Credit Facility”), and for general corporate purposes, including but not limited to sales and marketing, research and development activities, financing of potential acquisitions or establishment of healthcare practices, purchases of inventory, general and administrative matters, working capital and capital expenditures. The offering is expected to close on or about November 12, 2026, subject to the satisfaction of customary closing conditions.

As previously disclosed, on November 5, 2026, the Company entered into an Amendment No. 6 to the Credit Facility (the “Perceptive Sixth Amendment”), which amends the Credit Facility to, among other things, reduce certain revenue covenants, subject to certain conditions precedent, including, among other things, a prepayment of no less than $15,000,000, together with accrued but unpaid interest and the applicable early prepayment fee, plus the applicable amendment fee and payment of the lender parties’ other costs and expenses. If such conditions are not satisfied or waived on or before November 30, 2026, the Perceptive Sixth Amendment will automatically terminate. The Company anticipates that, if the conditions precedent in the Perceptive Sixth Amendment are satisfied, the reduction of those revenue covenants will resolve the going concern risk referenced in the Company’s recent Form 10-Q filings.

William Blair is acting as the lead bookrunning manager for the offering. BTIG and Canaccord Genuity are acting as additional bookrunners for the offering.

A shelf registration statement relating to the common stock being sold in this offering was previously filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 3, 2025, and was declared effective on July 18, 2025. The offering is being made only by means of a prospectus supplement and the accompanying prospectus that form part of the registration statement. A preliminary prospectus supplement relating to and describing the terms of the offering and accompanying prospectus has been filed with the SEC and is available on the SEC’s website located at http://www.sec.gov. A final prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC. When available, copies of the final prospectus supplement and accompanying prospectus can be obtained from William Blair & Company, L.L.C., Attention: Prospectus Department, 150 North Riverside Plaza, Chicago, IL 60606, by telephone at (800) 621-0687, or by email at prospectus@williamblair.com. The final terms of the offering will be disclosed in a final prospectus supplement to be filed with the SEC.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor will there be any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About Neuronetics

Neuronetics, Inc. is a leader in interventional mental health, combining innovative treatment technologies with direct patient care. Through its NeuroStar Advanced Therapy System, the Company is a leading provider of transcranial magnetic stimulation (“TMS”) treatment and, through Greenbrook TMS Inc. (“Greenbrook”), operates one of the largest interventional psychiatry clinic networks in the United States, offering both TMS and SPRAVATO® therapies. NeuroStar Advanced Therapy is a non-drug, noninvasive treatment that can improve the quality of life for people suffering from neurohealth conditions when traditional medication has not helped. NeuroStar Advanced Therapy is the leading TMS treatment for major depressive disorder (“MDD”) in adults and is backed by what we believe is the largest clinical data set of any TMS treatment system for depression. Greenbrook treatment centers also offer SPRAVATO (esketamine) nasal spray, a prescription medicine indicated for the treatment of treatment-resistant depression (“TRD”) in adults as monotherapy or in conjunction with an oral antidepressant. It is also indicated for depressive symptoms in adults with MDD with acute suicidal ideation or behavior in conjunction with an oral antidepressant.1

The NeuroStar Advanced Therapy System is cleared by the U.S. Food and Drug Administration for adults with MDD, as an adjunct for adults with obsessive-compulsive disorder, to decrease anxiety symptoms in adult patients with MDD that may exhibit comorbid anxiety symptoms (anxious depression), and as a first line adjunct for the treatment of MDD in adolescent patients aged 15-21. For safety information and indications for use, visit NeuroStar.com.

Safe Harbor / Forward-Looking Statements

Certain statements in this press release include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created by those laws and other applicable laws and “forward-looking information” within the meaning of applicable Canadian securities laws. Statements in this press release that are not historical facts constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by terms such as “may,” “will,” “would,” “should,” “expect,” “plan,” “design,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” “outlook” or “continue” as well as the negative of these terms and similar expressions. Forward-looking statements in this press release include, but are not limited to, statements regarding the filing of the final prospectus supplement and the accompanying prospectus relating to the offering, anticipated closing of the offering, the gross proceeds, the intended use of proceeds, including the prepayment of a portion of the outstanding term loan under the Credit Facility with Perceptive Credit Holdings IV, LP, the satisfaction of the conditions precedent to the effectiveness of the Perceptive Sixth Amendment, and the completion of the offering on the anticipated terms or at all. There can be no assurance that this offering will close or that the Company will receive the net proceeds therefrom. There are numerous risks and uncertainties that could cause actual results and the Company’s plans and objectives to differ materially from those projected, including the anticipated timing of the offering, market conditions and satisfaction of customary closing conditions for the offering and our ability to satisfy the conditions precedent to the Perceptive Sixth Amendment on or before November 30, 2026. Other risks and uncertainties include, without limitation, risks and uncertainties related to: the effect of the transaction with Greenbrook on our business relationships; operating results and business generally; our ability to execute our business strategy; our ability to achieve or sustain profitable operations due to our history of losses; our reliance on the sale and usage of our NeuroStar Advanced Therapy System to generate revenues; the scale and efficacy of our salesforce; our ability to retain talent; availability of coverage and reimbursement from third-party payors for treatments using our products; physician and patient demand for treatments using our products and services; developments in respect of competing technologies and therapies for the indications that our products and services treat; product defects; our ability to obtain and maintain intellectual property protection for our technology; developments in clinical trials or regulatory review of the NeuroStar Advanced Therapy System for additional indications; developments in regulation in the U.S. and other applicable jurisdictions; potential effects of evolving and/or extensive government regulation; the terms of our credit facility; our self-sustainability; existing cash balance; our ability to achieve positive cash flows; and our ability to continue as a going concern. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. For a discussion of these and other related risks, please refer to the Company’s recent filings with the U.S. Securities and Exchange Commission (the “SEC”), which are available on the SEC’s website at www.sec.gov, including, without limitation, the factors described under the heading “Risk Factors” in Neuronetics’ Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, as may be updated or supplemented by subsequent reports that Neuronetics has filed or files with the SEC. These forward-looking statements are based on the Company’s expectations and assumptions as of the date of this press release. Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this press release as a result of new information, future events, or changes in the Company’s expectations.

Investor Contact:

Mark Klausner

ICR Healthcare

443-213-0499

ir@neuronetics.com

Media Contact:

EvolveMKD

646-517-4220

NeuroStar@evolvemkd.com